Exhibit 10.24

STOCK OPTION AGREEMENT
UNDER THE
1990 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

     OPTION AGREEMENT made as of the Date of Grant, as set forth on the Notice of Grant of Stock Options and Grant Agreement (the “Notice”) attached hereto, by and between ARTESYN TECHNOLOGIES, INC., a Florida corporation, having its office and principal place of business located at 7900 Glades Road, Boca Raton, Florida 33434 (hereinafter referred to as the “Company”), and the person identified in the Notice (the “Eligible Director/Optionee”).

W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company adopted on August 29, 1990, a stock option plan for the Company’s Directors, known as the Artesyn Technologies, Inc. Amended and Restated 1990 Outside Directors’ Stock Option Plan (hereinafter referred to as the “Plan”); and

     WHEREAS, the Eligible Director has, as of the date hereof, been granted an option under the Plan to purchase the number of shares of the Company’s common stock as set forth in the attached Notice, and the Company and the Eligible Director desire to enter into a written agreement with respect to such option in accordance with the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Incorporation of the Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated by reference in this Option Agreement and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Eligible Director.

     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Eligible Director of the right and option (the “Option”) to purchase all or any part of an aggregate number of shares of the Company’s common stock as set forth in the attached Notice.

     3. Purchase Price. The price per share to be paid by the Eligible Director on exercise of the Option Shares shall be as set forth in the attached Notice.

     4. Exercise Terms. The Option shall be exercisable as set forth in the attached Notice.

     5. Option Non-Transferable. The Option and all rights hereunder are neither assignable nor transferable, and may not be pledged or hypothecated in any way, by the Eligible Director otherwise than by will or under the laws of descent and distribution, and during the Eligible

Director’s lifetime this Option is exercisable only by him (or by his guardian or legal representative, should one be appointed). In the event of the Eligible Director’s death, the Option may be exercised by his legatee(s) or other distributee(s) or by his personal representative. The Option shall not be subject to execution, attachment or similar process, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without legal effect.

     6. Notice of Exercise of Option. The Option may be exercised by a written notice signed by the Eligible Director, or by such other person as is authorized to effect such exercise, and delivered or mailed to the Company at its principal office located in Boca Raton, Florida, to the attention of the Secretary or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which such person then elects to purchase hereunder; and (b) be accompanied by a check acceptable to the Company in payment of the total price applicable to such shares of Stock as provided herein. In addition, prior to the issuance of a certificate for shares of Stock pursuant to any Option exercise, the Eligible Director shall pay to the Company the full amount of any required federal and state withholding or other taxes applicable to the taxable income of such Eligible Director resulting from such exercise.

     Upon receipt of any such notice and accompanying payment, and subject to the terms hereof and Article VI of the Plan, the Company agrees to cause to be issued one or more stock certificates aggregating the number of shares of Stock specified in such notice registered in the name of the person exercising the Option. In the event the Option is being exercised by any person or persons other than the Eligible Director, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     7. Anti-Dilution Provisions. If, after the Date of Grant and prior to the complete exercise of the Option, the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividends, the Board of Directors will, in accordance with the terms of the plan, appropriately adjust the rights under this Option pertaining to any unexercised portion thereof.

     Notwithstanding the foregoing, in the event the Company is dissolved or liquidated or involved in any merger or combination in which the Company is not a surviving corporation, the Option shall terminate, but the Eligible Director shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which the Option would otherwise become exercisable pursuant to Section 4 hereof; provided, that the Board in its reasonable discretion may provide for a conversion of the outstanding Option into (a) an equivalent option to purchase shares of the surviving corporation, or (b) cash or other appropriate consideration in lieu of the termination provisions set forth above.

     Notwithstanding the provisions of any prior option agreement under the Plan between the Eligible Director and the Company (collectively, the “Prior Option Agreements”), the Eligible Director and the Company hereby agree that the terms of this Section 7, as set forth in this Option Agreement, shall apply to all outstanding Options held by the Eligible Director as of the date of this Option Agreement, and each of the Prior Option Agreements are hereby amended to the extent such Prior Option Agreements conflict with the terms hereof.

     8. Representations of the Company. The Company hereby represents and warrants to the Eligible Director that:

       A. the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

       A. the shares of Stock to be issued upon the exercise of the Option, when issued and delivered by the Company to the Eligible Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     9. Regulatory Restrictions on Stock. Notwithstanding any other provision of the Plan, the obligation of the Company to issue shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Stock pursuant to this Option prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     10. Representations of Eligible Director. The Eligible Director hereby represents and warrants to the Company that he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof.

     11. Other Matters. The Eligible Director hereby acknowledges that:

       A. he must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares may be subject to restrictions on their sale or resale unless certain requirements are met;

       B. the Eligible Director has received copies of the most recent information statement relating to the Plan, reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last twelve (12) months and all reports issued by the Company to its stockholders.

     12. Amendments to Plan; Conflicts. No amendment or modification of the Plan shall be construed as to terminate the Option under this Agreement. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

     13. Miscellaneous.

       A. Notices. All notices, requests, deliveries, payments, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when so delivered or mailed as provided herein.

       B. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

       C. Entire Agreement. This Agreement, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

       D. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

       E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

       F. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning of or interpretation of any of the terms or provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

[CORPORATE SEAL]

ARTESYN TECHNOLOGIES, INC.

ATTEST:

By

Joseph M. O’Donnell
Richard J. Thompson,	Chief Executive Officer and President
Secretary

ELIGIBLE DIRECTOR